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EXHIBIT 15.1


       AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


May 5, 2006


The Board of Directors
TD AMERITRADE Holding Corporation


We are aware of the incorporation by reference in the Registration Statements (Numbers 333-132016, 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573
on Form S-8, Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4) of TD AMERITRADE Holding Corporation (formerly Ameritrade Holding Corporation) of our report dated May 5, 2006 relating to the unaudited condensed consolidated interim financial statements of TD AMERITRADE Holding Corporation that is included in its Form 10-Q for the quarter ended March 31, 2006.


                                           /s/ ERNST & YOUNG LLP
Kansas City, Missouri